Exhibit 99.1

Investcorp Credit Management BDC, Inc. Announces Financial Results for the Quarter Ended

March 31, 2026

Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) (“ICMB” or the “Company”) announced its financial results today for its fiscal quarter ended March 31, 2026.

HIGHLIGHTS

•	ICMB fully realized its investments in three portfolio companies during the quarter, totaling $12.7 million in proceeds. The internal rate of return on these investments was 10.67%.

•	During the quarter, ICMB made an investment in one existing portfolio company. The investment was $0.1 million, at cost.

•	During the quarter, the Company had net repayments of $0.7 million on delayed draw and revolving credit commitments to portfolio companies.

•	The weighted average yield on debt investments, at fair market value, as of March 31, 2026, was 11.95%, compared to 10.56% for the quarter ended December 31, 2025.

•

Net asset value decreased $0.60 per share to $3.65, compared to $4.25 as of December 31, 2025. Net assets decreased by $8.6 million, or 14.07%, during the quarter ended March 31, 2026 compared to December 31, 2025.

•

On March 30, 2026, ICMB refinanced its existing 4.875% Notes with new unsecured notes provided by an affiliate of its investment adviser with a floating rate of interest of SOFR plus 5.5% and a maturity of July 1, 2029. During the quarter, the Company also repaid $14.0 million of the Capital One, N.A. (“Capital One”) revolving credit facility at the special purpose vehicle (“SPV”) of the Company using restricted cash not available for repayment of the new 2029 Notes.

•

As noted in our 10-Q, we have reduced the Capital One revolving credit facility commitment from $100 million to $50 million, which will save the Company approximately $401 thousand in undrawn commitment fees annually.

•	ICMB’s investment adviser has waived $456 thousand of management fees for the quarter to further support liquidity of the business.

Portfolio results, as of and for the three months ended March 31, 2026:

Total assets	$164.6 million
Investment portfolio, at fair value	$151.4 million
Net assets	$52.7 million
Weighted average yield on debt investments, at fair market value (1)	11.95%
Net asset value per share	$3.65
Portfolio activity in the current quarter:
Number of investments in new portfolio companies during the period	0
Number of portfolio companies invested in, end of period	34
Total capital invested in existing portfolio companies (2)	$1.2 million
Total proceeds from repayments, sales, and amortization (3)	$14.0 million
Net investment income before taxes (NII)	$0.3 million
Net investment income before taxes per share	$0.02
Net decrease in net assets from operations	($8.6) million
Net decrease in net assets from operations per share	($0.60)
Distributions paid per common share	$0.00

(1)

Represents average yield on total debt investments weighted by fair market value as of March 31, 2026. The weighted average yield on total debt investments reflected above does not represent actual investment returns to the Company’s stockholders.

(2)	Includes gross advances for delayed draw and revolving credit commitments and PIK interest to existing portfolio companies.
(3)	Includes gross repayments on existing delayed draw and revolving credit commitments to portfolio companies.

Mr. Suhail A. Shaikh, chief executive officer of ICMB, said “We remain focused on capital preservation and disciplined liquidity management as our near-term priorities. New investment activity remained muted during the quarter, reflecting our selective approach to capital deployment. We continue to work closely with our portfolio company management teams and remain committed to maximizing value for our shareholders as we evaluate the path forward.”

Mr. Andrew Muns, chief financial officer of ICMB, noted: “We continue to take a proactive approach to managing the Company’s liquidity with initiatives such as the reduction in unneeded capital commitment from our credit facility and the waiver of additional management fees this quarter.”

Portfolio and Investment Activities

During the quarter, the Company made a $0.1 million investment in one existing portfolio company.

The Company received proceeds of $14.0 million from repayments, sales and amortization during the quarter, primarily related to the realization of INW Manufacturing term loan, PVI Holdings term loan, and Asurion term loan.

During the quarter, the Company had net draws of $0.7 million on delayed draw and revolving credit commitments to portfolio companies.

The Company’s net realized and unrealized gains and losses accounted for a decrease in the Company’s net assets of approximately $8.8 million, or $0.61 per share. The total net decrease in net assets resulting from operations for the quarter was $8.6 million, or $0.60 per share.

As of March 31, 2026, the Company’s investment portfolio consisted of investments in 34 portfolio companies, of which 82.54% were first lien investments and 17.46% were equity, warrants, and other investments. The Company’s debt portfolio consisted of 97.75% floating rate investments and 2.25% fixed rate investments.

Capital Resources

As of March 31, 2026, the Company had $11.6 million in cash, of which $8.8 million was restricted cash, and $55.1 million of unused commitment under its revolving credit facility with Capital One, N.A (the “Capital One Revolving Facility”).

As of March 31, 2026, the Company had availability to borrow $3.6 million from the revolving credit facility based on the borrowing base.

Subsequent Events

Subsequent to March 31, 2026 and through May 12, 2026, the Company invested a total of $2.0 million, at cost, which included investments in one existing portfolio company. As of May 12, 2026, the Company had investments in 34 portfolio companies.

On May 6, 2026, the Company, through Investcorp Credit Management BDC SPV, LLC, entered into a sixth amendment (the “Sixth Amendment”) to the Capital One Revolving Facility. The Sixth Amendment provides for, among other things, a decrease of the facility size from $100 million to $50 million.

Earnings Conference Call

The Company will host an earnings conference call at 11:30 am (Eastern Time) on Wednesday, May 13, 2026 to review its financial results and conduct a question-and-answer session. All interested parties may participate in the conference call by dialing (800) 550-9893 5-10 minutes prior to the call; international callers should dial (858) 609-8959. Participants should enter 872058# as the passcode, then press 2 when prompted. For those who are not able to listen to the call, a replay will be available shortly after the call by visiting our website at http://icmbdc.com/earnings-calls/.

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Assets and Liabilities

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Non-controlled, non-affiliated investments, at fair value (amortized cost of $164,423,388 and $177,110,265, respectively)	$140,007,640	$159,985,717
Affiliated investments, at fair value (amortized cost of $13,620,895 and $13,340,494, respectively)	11,411,667	12,673,145

Total investments, at fair value (amortized cost of $178,044,283 and $190,450,759, respectively)	151,419,307	172,658,862
Cash and cash equivalents	2,739,918	4,582,403
Restricted cash and cash equivalents	8,831,004	10,416,042
Principal receivable	83,087	55,377
Interest receivable	937,415	808,703
Payment-in-kind interest receivable	150,606	190,790
Prepaid expenses and other assets	397,282	124,928

Total Assets	$164,558,619	$188,837,105

Liabilities
Debt:
Revolving credit facility	$44,900,000	$58,900,000
2029 Notes payable	65,000,000	—
2026 Notes payable	—	65,000,000
Deferred debt issuance costs	(848,479)	(754,121)
Unamortized discount	(940,301)	(17,778)

Debt, net	108,111,220	123,128,101
Interest payable	897,826	1,887,457
Base management fees payable	1,146,794	786,986
Income-based incentive fees payable	351,571	351,571
Deferred income liability	364,353	440,084
Directors’ fees payable	79,952	—
Accrued expenses and other liabilities	909,553	916,894

Total Liabilities	111,861,269	127,511,093
Commitments and Contingencies (see Note 6)
Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized and 14,432,472 and 14,432,472 shares issued and outstanding, respectively)	14,432	14,432
Additional paid-in capital	203,128,982	203,128,982
Distributable earnings (loss)	(150,446,064)	(141,817,402)

Total Net Assets	52,697,350	61,326,012

Total Liabilities and Net Assets	$164,558,619	$188,837,105

Net Asset Value Per Share	$3.65	$4.25

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	For The Three Months Ended March 31,
	2026	2025
Investment Income:
Interest income
Non-controlled, non-affiliated investments	$3,037,427	$3,488,202
Non-controlled, affiliated investments	13,129	14,978

Total interest income	3,050,556	3,503,180
Payment in-kind interest income
Non-controlled, non-affiliated investments	179,435	419,888
Non-controlled, affiliated investments	185,954	21,380

Total payment-in-kind interest income	365,389	441,268
Dividend income
Non-controlled, non-affiliated investments	61,659	81,607
Non-controlled, affiliated investments	—	—

Total dividend income	61,659	81,607
Payment in-kind dividend income
Non-controlled, non-affiliated investments	—	221,685
Non-controlled, affiliated investments	—	—

Total payment-in-kind dividend income	—	221,685
Other fee income
Non-controlled, non-affiliated investments	73,372	121,024
Non-controlled, affiliated investments	—	—

Total other fee income	73,372	121,024
Other income	575	—

Total investment income	3,551,551	4,368,764
Expenses:
Interest expense	1,690,014	1,831,967
Base management fees	815,591	848,036
Income-based incentive fees	—	—
Professional fees	385,447	341,283
Allocation of administrative costs from Adviser	253,433	254,023
Amortization of deferred debt issuance costs	153,824	153,824
Amortization of original issue discount - 2026 Notes	17,777	17,777
Insurance expense	104,681	120,502
Directors’ fees	79,952	76,500
Custodian and administrator fees	73,356	74,237
Other expenses	106,884	40,173

Total expenses	3,680,959	3,758,322
Waiver of base management fees	(455,783)	(74,143)
Waiver of income-based incentive fees	—	—

Net expenses	3,225,176	3,684,179

Net investment income before taxes	326,375	684,585

Income tax expense, including excise tax expense	141,293	81,059

Net investment income after taxes	185,082	603,526

Net realized and unrealized gain/(loss) on investments:
Net realized gain (loss) from investments
Non-controlled, non-affiliated investments	19,335	(1,627,282)
Non-controlled, affiliated investments	—	—

Net realized gain (loss) from investments	19,335	(1,627,282)

Net change in unrealized appreciation (depreciation) in value of investments
Non-controlled, non-affiliated investments	(7,291,200)	3,379,849
Non-controlled, affiliated investments	(1,541,879)	(149,801)

Net change in unrealized appreciation (depreciation) on investments	(8,833,079)	3,230,048

Total realized gain (loss) and change in unrealized appreciation (depreciation) on investments	(8,813,744)	1,602,766

Net increase (decrease) in net assets resulting from operations	$(8,628,662)	$2,206,292

Basic and diluted:
Earnings per share	$(0.60)	$0.15
Weighted average shares of common stock outstanding	14,432,472	14,412,994
Distributions paid per common share	$—	$0.12

About Investcorp Credit Management BDC, Inc.

The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation, and amortization of at least $15 million. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about Investcorp Credit Management BDC, Inc., please visit www.icmbdc.com.

Forward-Looking Statements

Statements included in this press release and made on the earnings call for the quarter ended March 31, 2026, may contain “forward-looking statements,” which relate to future performance, operating results, events, financial condition and/or exploration of strategic alternatives. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Any forward-looking statements, including statements other than statements of historical facts, included in this press release or made on the earnings call are based upon current expectations, are inherently uncertain, and involve a number of assumptions and substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any such statements are likely to be affected by other unknowable future events and conditions, which the Company may or may not have considered, including, without limitation, changes in base interest rates and the effects of significant market volatility on our business, our portfolio companies, our industry and the global economy. Accordingly, such statements cannot be guarantees or assurances of any aspect of future performance or events. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors and risks. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the earnings call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Investcorp Credit Management BDC, Inc.

Investor Relations

Email: icmbinfo@investcorp.com

Phone: (212) 703-1154

5